UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to § 240.14a-12

WYNN RESORTS, LIMITED
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WYNN RESORTS FILES PRELIMINARY PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS TO VOTE ON REMOVAL OF KAZUO OKADA AS A DIRECTOR

LAS VEGAS—March 7, 2012 — Wynn Resorts, Limited (NASDAQ: WYNN) today filed with the United States Securities and Exchange Commission preliminary proxy materials for a Special Meeting of stockholders to be held for the purpose of voting on a proposal by Wynn Resorts to remove Kazuo Okada as a director. Wynn Resorts is taking this action in light of the determination by its Board of Directors on February 18, 2012 that Mr. Okada and certain of his affiliated entities are “Unsuitable Persons” as defined in Wynn Resorts’ Articles of Incorporation.

Wynn Resorts stockholders of record at the close of business on March 30, 2012 will be entitled to notice of the Special Meeting and to vote on the proposal to remove Mr. Okada as a director. The date of the Special Meeting has not yet been set. Under Nevada law and Wynn Resorts’ Bylaws, a director of Wynn Resorts may be removed from office by the affirmative vote of the holders of not less than two-thirds of the voting power of the issued and outstanding shares.

Investors:

Wynn Resorts

Samanta Stewart, 702-770-7555

investorrelations@wynnresorts.com

or

Media:

Sard Verbinnen & Co.

George Sard / Paul Kranhold / Charles Sipkins

212-687-8080 / 415-618-8750 / 310-201-2040

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Additional Information and Where to Find It

The Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the special meeting. The definitive proxy statement is not currently available. INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN IT BECOMES AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the preliminary proxy statement, the definitive proxy statement (when available) as well as other relevant documents, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, at www.wynnresorts.com or upon request by calling Wynn Resorts Investor Relations at 702-770-7555.

Participants in the Solicitation

The Company, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Removal Proposal. Information about the Company’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2011, and its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012. Additional information regarding the participants in the solicitation of proxies in connection with the Removal Proposal is included in the preliminary proxy statement that the Company filed with the SEC on March 7, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov, at the Company’s website at www.wynnresorts.com or upon request by calling Wynn Resorts Investor Relations at 702-770-7555.